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EXHIBIT 4.2

REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of this 24th day of May, 2004, by and among PLX Technology Inc., a Delaware corporation ("PLX"), and those individuals listed on Exhibit A.

RECITALS

        A.    In connection with that certain Agreement and Plan of Reorganization dated as of March 8, 2004 (the "Reorganization Agreement"), by and among PLX, Merger Sub (as defined in the Reorganization Agreement), NetChip Technology, Inc., a California corporation ("Company"), and Wei-Ti Liu as the Shareholders' Agent, the parties have agreed to the acquisition of Company by PLX through the merger of Merger Sub with and into Company. All capitalized terms used herein, but not defined, shall have the meanings ascribed to such terms in the Reorganization Agreement.

        B.    Pursuant to the Reorganization Agreement, at the Effective Time, each outstanding share of Company Capital Stock will be converted into the right to receive shares of Common Stock of PLX ("PLX Shares"); all Company Options then outstanding shall be converted, respectively, into options to purchase shares of Common Stock of PLX ("PLX Options") and all Company Warrants then outstanding shall be cancelled in accordance with their terms.

        C.    It is currently contemplated that the PLX Shares and the PLX Options will be issued to the Company Shareholders and optionholders, as applicable, in a private placement as "restricted securities" as defined under Rule 144 of the Securities Act.

        D.    In order to induce the Company to enter into the Reorganization Agreement, PLX has agreed to provide the registration rights as set forth herein.

        NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants herein contained, the parties agree as follows:

AGREEMENT

        1.    Definitions.    As used in this Agreement, the following terms shall have the following respective meanings:

          (a)   The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement;

          (b)   The term "Registrable Securities" means: (i) the PLX Shares (including shares subject to the escrow provisions of the Reorganization Agreement and any shares issued pursuant to the earn-out provisions of the Reorganization Agreement), (ii) the shares of PLX Common Stock issued or issuable upon exercise of the PLX Options (the "Conversion Shares"), and (iii) the shares of PLX Common Stock issued or issuable as a result of any stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and any other securities issued pursuant to any other pro rata distribution with respect to, or in exchange for or in replacement of, the PLX Shares, and the Conversion Shares; provided, however, that shares of PLX Common Stock shall not be treated as Registrable Securities if such shares: (A) in the case of Conversion Shares issuable upon exercise of PLX Options, are covered by an effective registration statement on Form S-8 under the Securities Act (or any successor or other appropriate form) (B) are sold under any registration under the Securities Act or pursuant to the Shelf Registration Statement (as defined below); (C) are sold by a person in a transaction in which rights under this Agreement are not assigned in accordance with the terms of this Agreement; (D) are sold pursuant to Rule 144 (including any successor provision, "Rule 144") promulgated under the Securities Act or (D) in the opinion of counsel to PLX, may be sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and legends with respect thereto are removed from the certificates representing such shares upon the consummation of such sale;

          (c)   The term "Holder" means any holder of outstanding Registrable Securities who is (i) a Company Shareholder or a holder of the Company Options, as the case may be; or (ii) any person to which the registration rights provided for in this Agreement shall have been properly assigned or otherwise transferred in accordance with Section 9 hereof;

          (d)   The term "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

          (e)   The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time; and

          (f)    The term "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and the Exchange Act.

        2.    Registration of the Registrable Securities.

          (a)    Shelf Registration.    PLX will file with the Commission a shelf registration statement on Form S-3 (or any similar successor or replacement form) (the "Shelf Registration Statement") pursuant to Rule 415 of the Securities Act, providing for the public offering of all the Registrable Securities on a continuous or delayed basis. PLX will use its commercially reasonable efforts to prepare and file the Shelf Registration Statement within 30 days after the Closing of the Merger and to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable thereafter, but in no event later than 90 days after such filing. The Shelf Registration Statement shall only cover the Registrable Securities of Holders who have executed the Holder Representation and Lock-Up Agreement.

          (b)    Shelf Registration Duration.    PLX will use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the earlier of (i) such time as all of the Registrable Securities have been sold pursuant to such Shelf Registration Statement or Rule 144 under the Securities Act; or (ii) the date on which the Registrable Securities may be sold without volume restrictions in accordance with Rule 144 (the earlier of such dates, the "Shelf Registration Termination Date").

          (c)    Notice of Resale.    Before a Holder may make any sale, transfer or other disposition of any Registrable Securities pursuant to the Shelf Registration Statement, such Holder must first give written notice to PLX (a "Notice of Resale") of such Holder's present intention to sell, transfer or otherwise dispose of some or all of such Holder's Registrable Securities, and the number of Registrable Securities such Holder proposes to sell, transfer or otherwise dispose of.

          (d)    Limitations.    PLX shall not be obligated to take any action to effect any registration pursuant to this Section 2 if: (i)in any particular jurisdiction in which PLX would be required to execute a general consent to service of process in effecting such registration, qualification or compliance under the securities or blue sky laws of such jurisdiction within the United States and its possessions and territories unless PLX is already subject to service in such jurisdiction and except as may be required by the Securities Act; or (ii) a Suspension Event (as defined in Section 8) has occurred and such event or its effect is continuing.

          (d)    No Underwriting.    No sale of Registrable Securities under any registration statement pursuant to this Agreement may be effected pursuant to any underwritten offering without PLX's prior written consent, which may be withheld in its sole and absolute discretion.

        3.    Expenses of Registration.    All expenses incurred in connection with any registration pursuant to Section 2, including without limitation, all registration, filing and qualification fees, printing expenses, fees of the National Association of Securities Dealers, Inc., or listing fees, all fees and expenses of complying with state securities laws or blue sky laws, fees and disbursements of counsel for PLX, expenses of any special audits incidental to or required by such registration shall be borne by PLX. PLX shall not be required to pay underwriters' discounts, commissions, or stock transfer taxes relating to Registrable Securities or the fees and disbursements of any counsel retained by the Holders.

        4.    Registration Procedures.    In the case of the registration effected by PLX pursuant to this Agreement, PLX at its expense (except as otherwise provided in Section 3 above), will:

          (a)   furnish to the Holders participating in such registration such number of copies of the registration statement, preliminary prospectus, final prospectus and other documents incident thereto as such Holders from time to time may reasonably request;

          (b)   prepare and file with the Commission (and promptly notify the participating Holders of such event) such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          (c)   subject to Section 2(d) above, use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Holders may reasonably request by the time the registration statement relating thereto is declared effective by the Commission and as shall be appropriate for the distribution of the Registrable Securities;

          (d)   notify Shareholders' Agent promptly and, if requested by a Holder or his or her counsel, confirm such advice in writing to such Holder or counsel promptly (i) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the Commission or any state securities authority for post-effective amendments and supplements to a registration statement that has become effective, (iii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) of the receipt by PLX of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of any determination by PLX that a post-effective amendment to a registration statement would be appropriate.

        5.    Indemnification.

          (a)   PLX hereby indemnifies, defends, protects and holds harmless each Holder, such Holder's officers and directors, if any, each person who participates in the offering of such Registrable Securities, including underwriters (as defined in the Securities Act), and each person controlling such Holder or participating person within the meaning of the Securities Act, if any, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, against all claims, losses, damages, costs, expenses and liabilities, joint or several, to which they may become subject under the Securities Act or otherwise (or actions or proceedings in respect thereof) arising out of or based on (i) any untrue statement, (or alleged untrue statement) of a material fact contained in any registration statement (including any amendment or supplement thereto), prospectus, offering circular or other similar document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made or (ii) any violation by PLX of the Securities Act, the Securities Exchange, or any state securities law or of any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to PLX and relating to action or inaction required of PLX in connection with any such registration, qualification or compliance, and will reimburse each such Holder, such Holder's officers and directors, if any, such participating person and each person controlling the Holder or participating person, if any, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided, however, that (A) PLX will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in connection with such registration statement, based upon written information furnished to PLX by an instrument duly executed by the Holder and stated to be specifically for use therein or furnished by the Holder to PLX in response to a request by PLX stating specifically that such information will be used by PLX therein, and (B) in the event an underwritten public offering is involved, such indemnity agreement shall not inure to the benefit of the Holder, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus or prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the amended prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act or in any subsequent amended prospectus filed with the Commission prior to the written confirmation of the sale of the Registrable Securities at issue (collectively, the "Final Prospectus"), if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

          (b)   Each Holder hereby agrees if Registrable Securities held by or issuable to such Holders are included in the securities to which such registration, qualification or compliance is being effected, to indemnify, defend, protect and hold harmless, severally and not jointly, PLX, PLX's directors and officers, each person who participates in the offering of such Registrable Securities, including underwriters as defined in the Securities Act, if any, each person who controls PLX within the meaning of the Securities Act, with respect to such registration against all claims, losses, damages, costs, expenses and liabilities, joint or several, to which PLX may become subject under the Securities Act, or otherwise (or actions or proceedings in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other similar document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse PLX, such directors, officers, persons, underwriters, such participating persons and each person controlling PLX or participating person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, costs, expense, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to PLX by an instrument duly executed by such Holder and stated to be specifically for use therein or furnished by such Holder to PLX in response to a request by PLX stating specifically that such information will be used by PLX therein, provided, however, that the foregoing indemnity agreement is subject to the condition that, in the event an underwritten public offering is involved, such indemnity agreement shall not inure to the benefit of PLX or any underwriter insofar as it relates to any such untrue statements (or alleged untrue statements) or omission (or alleged omission) made in the preliminary prospectus or prospectus but eliminated or remedied in the Final Prospectus, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act, and provided further that the liability of each Holder hereunder shall be limited to the net proceeds received by such Holder from the sale of Registrable Securities covered by such registration statement.

          (c)   Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom. The Indemnifying Party shall, subject to the reasonable approval of the Indemnified Party, select the counsel who shall conduct the defense of such claim or litigation. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Agreement only to the extent that such failure to give notice shall materially prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that attributes any liability to the Indemnified Party, unless the settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a full and unconditional release from all liability in respect to such claim or litigation. If any such Indemnified Party shall have been advised by counsel chosen by it that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party and will reimburse such Indemnified Party and any person controlling such Indemnified Party for the reasonable fees and expenses of any counsel retained by the Indemnified Party, it being understood that the Indemnifying Party shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for each Indemnified Party or controlling person (and all other Indemnified Parties and controlling persons which may be represented without material conflict by one counsel), which firm shall be designated in writing by the Indemnified Party (or Indemnified Parties, if more than one Indemnified Party is to be represented by such counsel) to the Indemnifying Party. The Indemnifying Party shall not be subject to any liability for any settlement made without its consent, which shall not be unreasonably withheld.

          (d)   If the indemnification provided for in this Section 5 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        6.    Information by Holder.    The Holder or Holders of Registrable Securities included in any registration shall furnish to PLX such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as PLX may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

        7.    Rule 144 Reporting.    With a view to making available to the Holders the benefits of certain rules and regulations of the Commission which may permit the sale of Registrable Securities to the public without registration, PLX agrees to:

          (a)   make and keep public information available, as those terms are understood and defined in Rule 144;

          (b)   use its best efforts to file with the Commission in a timely manner all reports and other documents required of PLX under the Securities Act and the Securities Exchange Act; and

          (c)   furnish to any Holder, so long as such Holder owns any Registrable Securities, forthwith upon written request a written statement by PLX that it has complied with the reporting requirements of said Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of PLX, and such other reports and documents so filed by PLX as such Holder may reasonably request in availing itself of any rule or regulation of the Commission permitting the Holder to sell any such securities without registration.

        8.    Suspension of Registration Statement.

          (a)   Notwithstanding anything to the contrary set forth in this Agreement, PLX's obligation under this Agreement to cause a Shelf Registration Statement and any filings with any state securities commission to become effective or to amend or supplement a Shelf Registration Statement shall be suspended (and, if the Shelf Registration Statement has become effective, each Holder agrees that it will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement) in the event and during such period as circumstances exist (including, without limitation (i) an underwritten offering by PLX if PLX is advised by an independent investment banking firm that sale of the shares under the Shelf Registration Statement would have a material adverse effect on PLX's offering or (ii) pending negotiations relating to, or consummation of, a transaction, or the occurrence of an event or the existence of facts and circumstances that would require additional disclosure of material information by PLX in the registration statement or such filing, as to which PLX has a bona fide business purpose for preserving confidentiality or which renders PLX unable to comply with Commission requirements) (such circumstances being hereinafter referred to as a "Suspension Event") that would make it impractical or unadvisable in the PLX's good faith judgment, to cause the registration or such filings to become effective or amend or supplement the Shelf Registration Statement (or, if the Shelf Registration Statement has become effective, to permit dispositions of Registrable Securities under the Shelf Registration Statement), but such suspension shall continue only for so long as such event or its effect is continuing, provided, further, that the aggregate number of days in any consecutive twelve (12) month period during which such suspension shall continue does not exceed 45 days per occurrence or more than 60 days in the aggregate. PLX shall notify the Holder of the existence and, in the case of circumstances referred to in clause (i) of this Section 8(a), of the nature of any Suspension Event by providing a suspension notice (a "Suspension Notice") to such Holder. The Holders may recommence effecting sales of the Registrable Securities pursuant to the Shelf Registration Statement or such filings following further notice to such effect from PLX to the Shareholders' Agent, which notice shall be given by PLX not later than five (5) business days after the conclusion of any Suspension Event (a "Termination Notice"). If so directed by PLX, each Holder will deliver to PLX all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such shares of Registrable Securities that was current at the time of receipt of such notice.

          (b)   Each Holder of Registrable Securities agrees, if requested by PLX in the case of a non-underwritten offering or if requested by the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any of the securities of PLX of any class included in any registration statement, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act (except as part of such underwritten registration), during the 15-day period prior to, and during the 60-day period beginning on, the date of effectiveness of each underwritten offering made pursuant to such registration statement, to the extent timely notified in writing by PLX or the managing underwriters.

        9.    Transfer of Registration Rights.    Except as otherwise provided herein, the rights to cause PLX to register securities granted by PLX under Section 2 may be assigned or otherwise conveyed to a transferee, assignee or successor of Registrable Securities, who shall be considered a "Holder" for purposes of this Agreement; provided that, (a) such transfer is effected in accordance with applicable federal and state securities laws, (b) such transferee, assignee or successor becomes a party to this Agreement or agrees in writing to be subject to the terms hereof to the same extent as if he were an party hereto, and (c) PLX is given written notice by such Holder of said transfer, stating the name and address of said transferee, assignee or successor and identifying the securities with respect to which such registration rights are being assigned.

        10.    Successors and Assigns.    Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        11.    Governing Law.    This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements made and to be performed entirely within the State of California. The parties to this Agreement hereby agree to submit to personal jurisdiction in the State of California.

        12.    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be deemed effective execution of this Agreement and may be relied upon as such by the other party to this Agreement. In the event facsimile signatures are delivered, originals of such signatures shall be delivered to the other party to this Agreement within three business after execution.

        13.    Titles and Subtitles.    The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        14.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)   If to Holder, at the address set forth below such Holder's signature page at the end hereof.

    With a copy to Shareholders' Agent:

      Wei-Ti Liu
      c/o Mark Tanoury
      Cooley Godward LLP
      3175 Hanover Street
      Palo Alto, CA 94304-1130
      Facsimile No.:    (650) 849-7400
      Telephone No.:    (650) 813-5642

          (b)   If to PLX:

      PLX Technology, Inc.
      870 Maude Avenue
      Sunnyvale, CA 94085
      Attention:    Michael J. Salameh

      Facsimile No.:    (408) 328-3598
      Telephone No.:    (408) 774-9060

    With a copy to:

      Morrison & Foerster LLP
      755 Page Mill Road
      Palo Alto, California 94304
      Attention:    Stephen J. Schrader, Esq.
      Telephone No.:    (650) 813-5600
      Facsimile No.:    (650) 494-0792

or such other address as any party hereto may designate for itself by notice given as herein provided.

        15.    Amendments and Waivers.    Any term of this Agreement may be amended and the observance of any term of the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of PLX and the Holders holding at least fifty percent (50%) of the aggregate of the outstanding Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities subject to this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and PLX. Notwithstanding the foregoing, any Holder may waive the effectiveness or application of any provision of this Agreement as to itself, without affecting such effectiveness or application as to any other Holder.

        16.    Entire Agreement.    This Agreement and the other documents and agreements referred to therein constitute the entire understanding and agreement among the parties with regard to the subject matter hereof and thereof.

        17.    Severability.    If one or more provisions of this Agreement are determined to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

        18.    Attorneys' Fees.    If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

[Signature page follows]

        IN WITNESS WHEREOF, PLX and the Holders have executed this Agreement as of the date indicated above.

PLX TECHNOLOGY, INC.		HOLDER
By:
	Michael J. Salameh President	(Signature)
(Print Name)
(Title, if an entity)
(Print Address)
(Print Address)
(Print Telephone Number)
(Print Facsimile Number)
(Social Security or Tax I.D. Number)

        Number of shares of Company Capital Stock, Company Options and Company Warrants beneficially owned by you on the date hereof:

Common Stock:

Series A Preferred Stock:

Series B Preferred Stock:

Series C Preferred Stock:

Series D Preferred Stock:

Series E Preferred Stock:

Stock Options:

Series D Preferred Stock Warrants:

State or Country of Residence:

**SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT**

EXHIBIT A

COMPANY SHAREHOLDERS, OPTIONHOLDERS AND WARRANTHOLDERS

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REGISTRATION RIGHTS AGREEMENT
RECITALS
AGREEMENT
EXHIBIT A COMPANY SHAREHOLDERS, OPTIONHOLDERS AND WARRANTHOLDERS